SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 26, 2001



                             PPI CAPITAL GROUP, INC.
               --------------------------------------------------
              Exact name of registrant as specified in its charter)


        Utah                         0-25449                      87-0401453
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   (State or other                 (Commission                  (IRS Employer
   jurisdiction of                 File Number)              Identification No.)
   Formation)



                3655 Nobel Drive, Suite 540, San Diego, CA    92122
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                  (Address of principal executive offices)  (Zip Code)



        Registrant's telephone number, including area code (858) 623-1600
                                                           --------------

               ---------------------------------------------------

          (Former name or former address, if changes since last report)

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

         As of October 2, 2001, PPI Capital Group, Inc., a Utah corporation (the "Company"), PCH Securities, Inc., a California corporation ("PCH"), DP Securities, Inc., a California corporation ("DP Securities"), and F. Timothy Hurley ("Hurley") entered into an Asset Purchase Agreement (the "Purchase Agreement"), pursuant to which on October 26, 2001 (the "Closing Date"), DP Securities acquired certain assets of PCH (the "Asset Purchase").

         On the Closing Date, pursuant to the Purchase Agreement, DP Securities purchased substantially all of the assets owned, used or held by PCH to conduct its financial services business, including among other things, the equipment and customer list of PCH. As payment for the assets, the Company issued an aggregate of 417,866 of shares of common stock of the Company having a fair market value equal to one million dollars.

         Prior to the Closing Date, PCH was a financial services firm specializing in agency execution trading for a select group of institutional clients. The principal of PCH, Hurley, has over 30 years of experience in institutional execution and agency trading for Loeb Rhodes & Co., Jesup & Lamont, and Josephthal & Co.

         PCH will relocate its executive offices from 504 West Mission Avenue, Escondido, California to the Company's headquarters located at 3655 Nobel Drive, Suite 540, San Diego, California, telephone number (858) 623-1600 on or before November 30, 2001.

Item 5.  Other Events and Regulation FD Disclosure.
         -----------------------------------------

         As of October 26, 2001, DP Securities and Hurley entered into an Employment Agreement pursuant to which Hurley agreed to serve as the Head of Trading for DP Securities' Capital Markets Unit (the "Unit"). The term of Hurley's employment under the agreement is thirty six (36) months commencing on the Closing Date. DP Securities has agreed to pay Hurley a base salary of (i) $30,000 per month through October 25, 2002, (ii) 34,166.66 per month from October 26, 2002 through October 25, 2003 and (iii) $37,500 per month from October 26, 2003 through October 25, 2004. The agreement also provides that Hurley is entitled to receive a performance bonus based upon the revenues recorded by DP Securities directly from the performance of the Unit during the first year following October 26, 2001. In addition, the agreement also provides that as of October 1, 2002, Hurley is entitled to receive stock options (the "Option Bonus") exercisable for shares of the common stock of the Company equal to (i) 250,000 shares, if the Unit generates more than $2.5 million in revenue but less than $5 million, (ii) 500,000 shares, if the Unit generates more than $5 million in revenue but less than $7.5 million, (iii) 750,000 shares, if the Unit generates more than $7.5 million in revenue but less than $10 million, or
(iv) 1,000,000 shares, if the Unit generates more than $10 million in revenue. The options comprising the Option Bonus shall be issued under and subject to the Company's 2001 Stock Option Plan, have a term of ten (10) years (unless terminated earlier in accordance with the Company's 2001 Stock Option Plan), vest in full on the date of grant, and be exercisable at a price equal to the average closing bid price of the Company's shares of common stock for the twenty

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

trading days immediately prior to October 1, 2002 as reported by the principal exchange on which such shares are traded. DP Securities' employment agreement with Hurley contains other customary provisions.


Item 7. Financial Statements and Exhibits.
        ----------------------------------

  (a) Financial statements required under this Item 7 will be filed upon completion, but not later than sixty (60) days from the date this Current Report is required to be filed with the Commission.

  (b)    Exhibits

         1. Asset Purchase Agreement dated as of October 2, 2001 among the Company, PCH Securities, Inc., Timothy Hurley and DP Securities, Inc.

         2. Employment Agreement dated as of October 26, 2001 between DP Securities, Inc. and F. Timothy Hurley.


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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                    PPI CAPITAL GROUP, INC.



                                    By:/s/ BRIAN M. OVERSTREET
                                       -----------------------------------------
                                    Name:  Brian M. Overstreet
                                    Title: President and Chief Executive Officer

Dated:  November 5, 2001


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